UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

SOY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4172 19th Street SW, Mason City Iowa	50401
	(Address of principal executive offices)	(Zip Code)

(641) 421-7590
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2012, Soy Energy, LLC ("Soy Energy") appointed Steven Nath as the company's Chief Financial Officer. Mr. Nath is 50 years old. Prior to joining Soy Energy, Mr. Nath was an Executive Recruiter from June 2011 until February 2012 with Alliance Enterprises where he assisted companies in finding prospective employees. From June 1998 until December 2010, Mr. Nath was the Controller for Ag Processing, Inc. ("AGP"). Mr. Nath was responsible for all accounting functions for AGP's Refined Oils and Renewable Energy Group.

Mr. Nath has an employment agreement with Soy Energy which provides for at-will employment. Mr. Nath will receive a base salary of $80,000 per year along with a relocation allowance of $2,000. Mr. Nath will also receive benefits under the same program as Soy Energy's other employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

Date: March 26, 2012	/s/ Charles Sand
Charles Sand
President